Exhibit 5.1

November 13, 2025

Fossil Group, Inc.

901 S. Central Expressway

Richardson, Texas 75080

Re:	Fossil Group, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Fossil Group, Inc., a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of preliminary base prospectus contained therein (the “Base Prospectus”), and one or more supplements to the Base Prospectus (each, a “Prospectus Supplement”), by the Company of up to $150,000,000 aggregate amount of securities (the “Securities”) consisting of (a) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (b) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (c) the Company’s depositary shares representing fractional shares of Preferred Stock (the “Depositary Shares”), (d) the Company’s senior debt securities in one or more series (the “Senior Debt Securities”), (e) the Company’s warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Senior Debt Securities (the “Warrants”), and (f) the Company’s units consisting of Senior Debt Securities, Common Stock, Preferred Stock and/or Warrants (the “Units”), or any combination of the foregoing, each on the terms to be determined at the time of each offering. This opinion is being furnished at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of (i) a form of indenture (the “Indenture”) with respect to the Senior Debt Securities, filed as Exhibit 4.2 to the Registration Statement, to be entered into by and between the Company and Wilmington Trust, National Association (the “Trustee”), which provides that the form and terms of any series of Senior Debt Securities to be issued under such Indenture will be established by, or pursuant to, a board resolution and set forth in an officers’ certificate or established in a supplemental indenture with respect to such Indenture, and (ii) such corporate records of the Company and other certificates and documents of officials of the Company and public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed the existence and entity power of each party to any Instrument (defined below) referred to herein other than the Company. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.

Fossil Group, Inc.

November 13, 2025

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1.	With respect to Securities constituting Common Stock, when (i) the Company has taken all necessary corporate action to authorize and approve the issuance of such Common Stock, the terms of the offering thereof and related matters and (ii) such Common Stock has been duly issued and delivered, with certificates representing such Common Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of the Company, in accordance with the terms of any applicable definitive purchase, underwriting or similar agreement providing for the issuance and sale thereof by the Company or, if such Common Stock is issuable upon exchange, exercise or conversion of Securities constituting Preferred Stock, the applicable certificate of designations therefor or, if such Common Stock is issuable upon exchange or conversion of Securities constituting Senior Debt Securities, the Indenture and applicable officers’ certificate or supplemental indenture therefor or, if such Common Stock is issuable upon exercise of Securities constituting Warrants, the applicable warrant agreement (the “Warrant Agreement”) therefor, in each case, against payment (or delivery) of the consideration therefor provided for therein, then such Common Stock (including any Common Stock duly issued (a) upon exchange, exercise or conversion of any Securities constituting Preferred Stock that are exchangeable or exercisable for or convertible into Common Stock, (b) upon exchange or conversion of any Securities constituting Senior Debt Securities that are exchangeable for or convertible into Common Stock, or (c) upon exercise of any Securities constituting Warrants that are exercisable for Common Stock) will have been duly authorized by all necessary corporate action on the part of the Company and validly issued and will be fully paid and non-assessable.

2.	With respect to Securities constituting Preferred Stock, when (i) the Company has taken all necessary corporate action to authorize and approve the issuance of such Preferred Stock, the terms of the offering thereof and related matters, (ii) the Board of Directors of the Company or a duly authorized committee thereof (the “Board”) has taken all necessary corporate action to designate and establish the terms of such Preferred Stock and has caused a certificate of designations with respect to such Preferred Stock to be prepared and filed with the Secretary of State of the State of Delaware, and (iii) such Preferred Stock has been duly issued and delivered, with certificates representing such Preferred Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of the Company, in accordance with the terms of any applicable definitive purchase, underwriting or similar agreement or, if such Preferred Stock is issuable upon exchange or conversion of Securities constituting Senior Debt Securities, the Indenture and applicable officers’ certificate or supplemental indenture therefor or, if such Preferred Stock is issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, in each case, against payment (or delivery) of the consideration therefor provided for therein, then such Preferred Stock (including any Preferred Stock duly issued (a) upon exchange or conversion of any Securities constituting Senior Debt Securities that are exchangeable for or convertible into Preferred Stock, or (b) upon exercise of any Securities constituting Warrants that are exercisable for Preferred Stock) will have been duly authorized by all necessary corporate action on the part of the Company and validly issued and will be fully paid and non-assessable.

Fossil Group, Inc.

November 13, 2025

3.	With respect to Securities constituting Depositary Shares, when (i) the Company has taken all necessary corporate action to authorize and approve the issuance of such Depositary Shares, the terms of the offering thereof and related matters, (ii) the actions with respect to the Preferred Stock underlying such Depositary Shares referred to in paragraph 2 above have been taken and such Preferred Stock has been duly deposited with the Depositary (defined below) under the applicable depositary agreement (the “Depositary Agreement”), and (iii) such Depositary Shares have been issued and delivered, with Depositary Receipts (defined below) representing such Depositary Shares having been duly executed, countersigned, registered and delivered in accordance with the terms of the applicable Depositary Agreement and the terms of any applicable definitive purchase, underwriting or similar agreement or, if such Depositary Shares are issuable upon exchange or conversion of Securities constituting Senior Debt Securities, the Indenture and applicable officers’ certificate or supplemental indenture therefor, or, if such Depositary Shares are issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, in each case, against payment (or delivery) of the consideration therefor provided for therein, then such Depositary Shares (including any Depositary Shares duly issued (a) upon exchange or conversion of any Securities constituting Senior Debt Securities that are exchangeable for or convertible into Depositary Shares or (b) upon exercise of any Securities constituting Warrants that are exercisable for Depositary Shares), will have been duly authorized by all necessary corporate action on the part of the Company and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	With respect to Securities constituting Senior Debt Securities, when (i) the Company has taken all necessary corporate action to establish the form and terms of such Senior Debt Securities and to authorize and approve the issuance of such Senior Debt Securities, the terms of the offering thereof and related matters, (ii) the Indenture in substantially the form filed as an exhibit to the Registration Statement and any officers’ certificate or supplemental indenture thereto relating to such Senior Debt Securities have been duly authorized, executed and delivered by the parties thereto with the terms of such Senior Debt Securities having been set forth in the Indenture or such an officers’ certificate or supplemental indenture delivered pursuant thereto, (iii) the Trustee under the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and (iv) such Senior Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture and applicable officers’ certificate or supplemental indenture relating to such Senior Debt Securities and any applicable definitive purchase, underwriting or similar agreement, or, if such Senior Debt Securities are issuable upon exchange, exercise or conversion of Securities constituting Preferred Stock, the applicable certificate of designations therefor or, if such Senior Debt Securities are issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, in each case, against payment (or delivery) of the consideration therefor provided for therein, then such Senior Debt Securities (including any Senior Debt Securities duly issued upon (a) exchange, exercise or conversion of any Securities constituting Preferred Stock that are exchangeable or exercisable for or convertible into Senior Debt Securities or (b) exercise of any Securities constituting any Warrants that are exercisable for Senior Debt Securities) will have been duly authorized by all necessary corporate action on the part of the Company and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Fossil Group, Inc.

November 13, 2025

5.	With respect to Securities constituting Warrants, when (i) the Company has taken all necessary corporate action to authorize and approve the issuance of such Warrants, the terms of the offering thereof and related matters and (ii) such Warrants have been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable Warrant Agreement and such authorization and approval relating to such Warrants and the terms of any applicable definitive purchase, underwriting or similar agreement against payment (or delivery) of the consideration therefor provided for therein, then such Warrants will have been duly authorized by all necessary corporate action on the part of the Company and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.	With respect to Securities constituting Units, when (i) the Company has taken all necessary corporate action to authorize and approve the issuance of such Units, the terms of the offering thereof and related matters, (ii) the actions with respect to each of the Securities comprising a part of such Units referred to in paragraph 1, 2, 4, or 5 above, as applicable, have been taken, and (iii) such Units have been duly issued and delivered, with certificates representing such Units having been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable unit agreement (the “Unit Agreement” and, together with the Indenture and Warrant Agreement and Depositary Agreement, each, an “Instrument”) and such authorization and approval related to such Units and any applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, then such Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

(A)	We have assumed that, in the case of each offering and sale of Securities (including, in the case of any offering or sale of Units, with respect to such Units and each of the Securities comprising part of such Units):

(i)	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and, if such Securities constitute Senior Debt Securities, a Form T-1 application to determine eligibility of the Trustee pursuant to Section 305(b)(2) of the TIA and the Indenture will have been filed with the Commission and the Indenture will have been qualified under the TIA and such effectiveness or qualification shall not have been terminated or rescinded;

Fossil Group, Inc.

November 13, 2025

(ii)	a Prospectus Supplement will have been prepared and filed with the Commission describing such Securities;

(iii)	such Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement;

(iv)	unless such Securities constitute (a) Common Stock or Senior Debt Securities issuable upon exchange, exercise or conversion of Securities constituting Preferred Stock, (b) Common Stock, Preferred Stock or Depositary Shares issuable upon exchange or conversion of Securities constituting Senior Debt Securities, or (c) Common Stock, Preferred Stock, Senior Debt Securities or Depositary Shares issuable upon exercise of Securities constituting Warrants, a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Securities by the Company will have been duly authorized, executed and delivered by the Company and the other parties thereto;

(v)	at the time of the issuance of such Securities, the Company (a) will validly exist and be duly qualified and in good standing under the Laws of its jurisdiction of incorporation and (b) will have the necessary corporate power and due authorization, and the certificate of incorporation and bylaws of the Company will be in full force and effect and will not have been amended, restated, supplemented or otherwise altered, and there will have been no authorization of any such amendment, restatement, supplement or other alteration since the date hereof;

(vi)	the terms of such Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, (a) the certificate of incorporation and bylaws of the Company, (b) any applicable Law or any agreement or instrument binding upon the Company, (c) any requirement or restriction imposed by any court or governmental or regulatory body (including any securities exchange on which the securities of the Company are listed for trading) having jurisdiction over the Company and (d) (1) if such Securities constitute Depositary Shares or Senior Debt Securities exchangeable for or convertible into, or Preferred Stock exchangeable or exercisable for or convertible into, or Warrants exercisable for, Depositary Shares, the applicable Depositary Agreement and the applicable approval and authorization of the Company relating to such Depositary Shares, (2) if such Securities constitute Senior Debt Securities or Preferred Stock exchangeable or exercisable for or convertible into, or Warrants exercisable for Securities constituting Senior Debt Securities, the Indenture and applicable officers’ certificate or supplemental indenture and the applicable approval and authorization of the Company relating to such Senior Debt Securities, (3) if such Securities constitute Preferred Stock or Senior Debt Securities exchangeable for or convertible into, or Warrants exercisable for Preferred Stock, the applicable certificate of designations and the applicable approval and authorization of the Company relating to such Preferred Stock, (4) if such Securities constitute Warrants exercisable for Warrants, the applicable Warrant Agreement therefor and the applicable approval and authorization of the Company relating to such Warrants, and (5) if such Securities constitute Units, the applicable Unit Agreement and the applicable approval and authorization of the Company relating to such Units;

Fossil Group, Inc.

November 13, 2025

(vii)	if such Securities constitute Common Stock, Preferred Stock or Depositary Shares in respect of underlying Preferred Stock, (a) sufficient shares of Common Stock or Preferred Stock, as applicable, will be authorized for issuance under the certificate of incorporation of the Company that have not otherwise been issued or reserved or otherwise committed for issuance and (b) the consideration for the issuance and sale of such Common Stock, Preferred Stock or Depositary Shares established by the Board and provided for in the applicable definitive purchase, underwriting or similar agreement providing for the issuance and sale thereof by the Company (or, if (1) such Common Stock is issuable upon exchange, exercise or conversion of Securities constituting Preferred Stock, the certificate of designations therefor; (2) such Common Stock, Preferred Stock or Depositary Shares are issuable upon exchange or conversion of Securities constituting Senior Debt Securities, the Indenture and applicable officers’ certificate or supplemental indenture relating to such Senior Debt Securities; or (3) such Common Stock, Preferred Stock or Depositary Shares are issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor) will not be less than the par value of such Common Stock or Preferred Stock or the Preferred Stock underlying such Depositary Shares, as applicable;

(viii)	if (a) such Securities constitute Common Stock or Senior Debt Securities issuable upon exchange, exercise or conversion of Securities constituting Preferred Stock, the actions with respect to such Preferred Stock referred to in paragraph 2 above will have been taken, (b) such Securities constitute Common Stock, Preferred Stock or Depositary Shares issuable upon exchange or conversion of Securities constituting Senior Debt Securities, the actions with respect to such Senior Debt Securities referred to in paragraph 4 above will have been taken, or (c) such Securities constitute Common Stock, Preferred Stock, Senior Debt Securities or Depositary Shares issuable upon exercise of Securities constituting Warrants, the actions with respect to such Warrants referred to in paragraph 5 above will have been taken;

Fossil Group, Inc.

November 13, 2025

(ix)	if (a) such Securities constitute (or constitute Depositary Shares in respect of underlying) Preferred Stock that is exchangeable or exercisable for or convertible into Securities constituting Common Stock or Senior Debt Securities, the Company will have taken all necessary corporate action to authorize and approve the issuance of such Common Stock or Senior Debt Securities upon exchange or conversion of such Preferred Stock, the terms of such exchange or conversion and related matters and, in the case of Common Stock, to reserve such Common Stock for issuance upon such exchange or conversion, (b) such Securities constitute Senior Debt Securities that are exchangeable for or convertible into Securities constituting Common Stock, Preferred Stock or Depositary Shares, the Company will have then taken all necessary corporate action to authorize and approve the issuance of such Common Stock, Preferred Stock or Depositary Shares upon exchange or conversion of such Senior Debt Securities (including, in the case of Preferred Stock, the filing of a certificate of designations respecting such Preferred Stock with the Secretary of State of the State of Delaware), the terms of such exchange or conversion and related matters and to reserve such Common Stock, Preferred Stock or Depositary Shares for issuance upon such exchange or conversion, or (c) such Securities constitute Warrants that are exercisable for Securities constituting Common Stock, Preferred Stock, Senior Debt Securities or Depositary Shares, the Company will have taken all necessary corporate action to authorize and approve the issuance of such Common Stock, Preferred Stock, Senior Debt Securities or Depositary Shares upon the exercise of such Warrants (including, in the case of Preferred Stock, the filing of a certificate of designations respecting such Preferred Stock with the Secretary of State of the State of Delaware), the terms of such exercise and related matters and, in the case of Common Stock or Preferred Stock, to reserve such Common Stock or Preferred Stock for issuance upon such exercise;

(x)	if such Securities constitute (or constitute Preferred Stock exchangeable or exercisable for or convertible into or Warrants exercisable for) Senior Debt Securities, the officers’ certificate setting forth, or supplemental indenture establishing, any terms of such Senior Debt Securities different from those in the related Indenture shall not include any provision that is unenforceable against the Company;

(xi)	if such Securities constitute Warrants, the Warrant Agreement related to such Warrants and not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and a bank or trust company, as warrant agent, to be selected by the Company;

(xii)	if such Securities constitute (or constitute Senior Debt Securities exchangeable for or convertible into, or Warrants exercisable for) Depositary Shares, the Depositary Agreement related to such Depositary Shares and the related receipts evidencing such Depositary Shares (“Depositary Receipts”) and not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and a bank or trust company, as depositary (the “Depositary”), to be selected by the Company;

(xiii)	if such Securities constitute Units, the Unit Agreement relating to such Units and not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and any other party thereto; and

Fossil Group, Inc.

November 13, 2025

(xiv)	if such Securities constitute Depositary Shares, Senior Debt Securities, Warrants, or Units, the applicable Instrument, and, if such Securities constitute Preferred Stock exchangeable or exercisable for or convertible into, Warrants exercisable for Senior Debt Securities, the Indenture related to such Senior Debt Securities, and, if such Securities constitute Senior Debt Securities exchangeable for or convertible into, or Warrants or exercisable into Depositary Shares, the Depositary Agreement related to such Depositary Shares, and, if such Securities constitute Units, the Unit Agreement related to such Units, in each case, will constitute the legal, valid and binding obligation of each party thereto other than the Company, enforceable against each such party in accordance with its terms.

(B)	We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of (i) the federal Laws of the United States; (ii) the Delaware General Corporation Law; and (iii) with respect to the opinion in paragraph 4 as to the Senior Debt Securities and the applicable Indenture, the Laws of the State of New York.

(C)	The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Base Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Akin Gump Strauss Hauer & Feld LLP

AKIN GUMP STRAUSS HAUER & FELD LLP